                                                                    Exhibit 99.1

ZIPLINK LOGO

ZIPLINK CONTACT:                            ZIPLINK CONTACT:
William D. deKay                            Albert A.Gabrielli
ZipLink, Inc.                               ZipLink, Inc
Chief Executive Officer                     Chief Financial Officer
Telephone: 978/551-8907                     Telephone: 978/551-8916
E-mail:bdekay@ziplink.net                   E-mail: agabrielli@ziplink.net


               ZIPLINK TO BE DELISTED FROM NASDAQ NATIONAL MARKET
                        AND TO CEASE ALL TRADING ACTIVITY

LOWELL, MASS. - DECEMBER 1, 2000 - ZipLink, Inc. (NASDAQ: ZIPL), a wholesale Internet connectivity provider, received a Nasdaq Staff Determination letter indicating that, pursuant to Nasdaq Marketplace Rules 4300 and 4330(a)(3), the continued listing of ZipLink's securities on the Nasdaq National Market is no longer warranted because of concerns regarding the residual equity interest of the existing stockholders and the company's ability to sustain compliance with all requirements for continued listing on the National Stock Market. Accordingly, Nasdaq has determined to delist the company's securities from the Nasdaq National Market at the opening of business on December 4, 2000. Nasdaq halted trading of the company's common stock on November 17, 2000 after the company issued a press release announcing the suspension of operations and that any proceeds from a sale of assets would be used to pay creditors leaving no proceeds available for shareholders.

The Company does not intend to seek the listing or inclusion of its common stock on any other stock exchange or quotation system. The company plans to file today application to terminate the registration of its common stock with the Securities and Exchange Commission and allowing it to cease filing reports with the Commission.

For additional information about ZipLink, please visit the company's Web site at http://www.ziplink.net.


STATEMENTS IN THIS PRESS RELEASE CONCERNING THE COMPANY'S BUSINESS OUTLOOK OR FUTURE ECONOMIC PERFORMANCE, TOGETHER WITH OTHER STATEMENTS THAT ARE NOT HISTORICAL FACTS, ARE FORWARD-LOOKING STATEMENTS AS THAT TERMS IS DEFINED UNDER THE FEDERAL SECURITIES LAWS. ANY FORWARD-LOOKING STATEMENTS ARE ESTIMATES, REFLECTING THE BEST JUDGEMENT OF THE PARTY MAKING SUCH STATEMENTS BASED UPON CURRENTLY AVAILABLE INFORMATION AND INVOLVE A NUMBER OF RISKS AND UNCERTAINTIES AND OTHER FACTORS, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE, STATED IN SUCH STATEMENTS. RISKS, UNCERTAINTIES AND FACTORS WHICH COULD AFFECT THE ACCURACY OF SUCH FORWARD-LOOKING STATEMENTS ARE IDENTIFIED IN THE PUBLIC FILINGS MADE BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE OR IN OTHER PUBLIC STATEMENTS OF THE COMPANY SHOULD BE CONSIDERED IN LIGHT OF THOSE FACTORS.